UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 13, 2010

GENERAL MARITIME CORPORATION
 (Exact Name of Registrant as Specified in Charter)

Republic of the Marshall Islands	001-34228	66-071-6485
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

299 Park Avenue New York, NY 10171 (Address of Principal Executive Offices)	10171 (Zip Code)

Registrant’s telephone number, including area code:  (212) 763-5600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

On May 13, 2010, General Maritime Corporation (the “Company”) held its 2010 Annual Meeting of Shareholders (the “Annual Meeting”).  At the Annual Meeting, shareholders of record on March 15, 2010 were entitled to vote 58,248,189 shares of the Company’s common stock (the “Common Stock”).  A total of 48,828,080 shares of Common Stock (84% of all shares entitled to vote at the Annual Meeting) were represented at the Annual Meeting in person or by proxy.

At the Annual Meeting, the stockholders of the Company (i) elected three director nominees to hold office until the 2013 Annual Meeting of Shareholders and until their successors are elected and qualified or until their earlier resignation or removal and (ii) ratified the appointment of Deloitte & Touche LLP as the Company’s independent certified public accountants for the fiscal year ended December 31, 2010.  Set forth below are the final voting results for each of the proposals submitted to a vote of the shareholders.

Election of Directors

The shareholders of the Company elected each of the director nominees proposed by the Company’s Board of Directors.  The voting results were as follows:

Name of Nominee	Votes For	Votes Withheld	Abstentions	Broker Non-Votes
Peter Georgiopoulos	28,104,396	683,877	0	18,039,807
William J. Crabtree	28,244,026	564,244	0	18,039,807
Dr. E. Grant Gibbons	28,294,034	494,239	0	18,039,807

Ratification of Appointment of Independent Certified Public Accountants

The shareholders of the Company ratified the appointment of Deloitte & Touche LLP as the Company’s independent certified public accountants for the fiscal year ended December 31, 2010.  The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
45,859,253	851,957	116,870	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, General Maritime Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL MARITIME CORPORATION

DATE: May 13, 2010

/s/ John C. Georgiopoulos
John C. Georgiopoulos
Executive Vice President